UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SYNTHETECH, INC.
(Name of Registrant as Specified In Its Charter)

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SYNTHETECH, INC.
1290 Industrial Way
Albany, Oregon  97322

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
THURSDAY, JULY 24, 2008
Time and Date

1:30 p.m., Pacific time, on Thursday, July 24, 2008

Place

Perkins Coie LLP
1120 NW Couch Street, Tenth Floor
Portland, Oregon 97209-4128

Items of Business

1.	To elect seven directors to serve for the ensuing year and until their successors are elected.
2.	To ratify the appointment of Peterson Sullivan PLLC as the independent registered public accounting firm for the fiscal year ending March 31, 2009.
3.	To consider any other business that may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned and postponed.

Record Date

You are entitled to vote only if you were a Synthetech shareholder as of the close of business on May 23, 2008.

Voting

Your vote is very important.  Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to submit your proxy or voting instructions as soon as possible.  You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy card or voting instructions in the pre-addressed envelope provided.  For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the Proxy Materials and Annual Meeting beginning on page 1 of the accompanying proxy statement and the instructions on the proxy card or voting instruction card.  You may attend the meeting in person even though you have sent in your proxy or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Gary A. Weber
Gary A. Weber
Albany, Oregon
June 12, 2008

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about June 12, 2008.

SYNTHETECH, INC.
1290 Industrial Way
Albany, Oregon 97322

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held on July 24, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board of Directors of Synthetech, Inc., an Oregon corporation, is providing these proxy materials for you in connection with Synthetech's annual meeting of shareholders, which will take place on Thursday, July 24, 2008.  As a shareholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:	How may I obtain Synthetech's annual report to shareholders?

A:	A copy of our 2008 Annual Report is enclosed.

Q:	How may I obtain Synthetech's Annual Report on Form 10-K filed with the SEC?

Our Form 10-K for the year ended March 31, 2008 is incorporated into our annual report to shareholders.  Shareholders who want another copy of our Form 10-K may request a free copy of the Form 10-K from:

Synthetech, Inc.
Attn:  Gary Weber
1290 Industrial Way
Albany, Oregon 97322
(541) 967-6575

Synthetech will also furnish any exhibit to the Form 10-K if specifically requested.  Copies of the 2008 Annual Report on Form 10-K are also available in the SEC Filing Archive in the Investor Resources section of our website at www.synthetech.com and at the SEC's EDGAR database on the SEC's website at www.sec.gov.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:
  The election of directors; and
  The ratification of the independent registered public accounting firm for the fiscal year ending March 31, 2009.
We will also consider any other business that may properly come before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the independent registered public accounting firm for the 2009 fiscal year.

Q:	What shares can I vote?

A:
Each share of Synthetech common stock issued and outstanding as of the close of business on May 23, 2008, the record date, is entitled to be voted on all items being voted upon at the annual meeting.  You may vote all shares owned by you as of that time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.  On the record date we had 14,631,614 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most Synthetech shareholders hold their shares through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Synthetech's transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Synthetech.  As the shareholder of record, you have the right to grant your voting proxy directly to Synthetech or to vote in person at the meeting.  Synthetech has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you were a Synthetech shareholder or joint holder as of the close of business on May 23, 2008 or you hold a valid proxy for the annual meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the record date prior to your being admitted to the annual meeting.  If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to May 23, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the procedures outlined above upon request, you will not be admitted to the annual meeting.

The meeting will begin promptly at 1:30 p.m., Pacific time, on Thursday, July 24, 2008.  Check-in will begin at 1:00 p.m.

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the annual meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.  If you are a shareholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.  For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Shareholders of record of Synthetech common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope.  Synthetech shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided and mailing it in the accompanying pre-addressed envelope.

Q:	Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting.  If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to Synthetech's Secretary prior to your shares being voted, or by attending the annual meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Synthetech, Inc.
Attn: Gary Weber
1290 Industrial Way
Albany, Oregon 97322
(541) 967-6575

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Synthetech or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Synthetech management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Synthetech common stock entitled to vote must be present in person or represented by proxy.  Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:
In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.  For the other item of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST."

If you provide specific instructions with regard to a certain item, your shares will be voted as you instruct on such items.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of Synthetech's nominees to the Board, "FOR" ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes.  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are considered entitled to vote on that proposal.  Thus, broker non-votes will count as votes against proposals being voted on at the meeting.  Abstentions also have the same effect as votes against the matter.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election of directors, the seven persons receiving the highest number of "FOR" votes at the annual meeting will be elected.  The ratification of the independent registered public accounting firm requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

Q:	Is cumulative voting permitted for the election of directors?

A:
No.  Synthetech does not allow you to cumulate your vote in the election of directors.  For all matters proposed for shareholder action at the annual meeting, each share of common stock outstanding as of the close of business on May 23, 2008 is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders, Dr. Daniel T. Fagan and Gary Weber, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of Synthetech, and will be appointed at the annual meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each Synthetech proxy card and voting instruction card that you receive.

Q:	Will I receive a separate set of voting materials?

A:
Each shareholder of record will receive a separate set of voting materials.  If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials:

Synthetech, Inc.
Attn:  Gary Weber
1290 Industrial Way
Albany, OR 97322
(541) 967-6575

Similarly, if you share an address with another shareholder and have previously instructed Synthetech to deliver a single copy of our proxy materials, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement).  If you wish to receive a separate set of proxy materials now or in the future, you may write or call us at the above address or phone number to request a separate copy of these materials.  Upon such request, we will promptly deliver a separate copy of the proxy materials to you.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:
Synthetech is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials to shareholders, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Synthetech has asked banks and brokers to forward copies to persons for whom they hold stock of Synthetech and request authority for execution of the proxies.  Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our report on Form 10-Q for the second quarter ending September 30, 2008.

Q:	What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings as indicated below.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in Synthetech's proxy statement for the annual meeting next year, the written proposal must be received by Synthetech's Secretary at our principal executive offices no later than February 13, 2009.  If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in Synthetech's proxy statement is instead the close of business on the tenth calendar day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.  Such proposals must also comply with our bylaws provisions regarding business to be brought before a shareholder meeting and SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Synthetech, Inc.
Attn:  Gary Weber
1290 Industrial Way
Albany, OR 97322

For a shareholder proposal that is not intended to be included in Synthetech's proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Synthetech common stock to approve that proposal, provide the information required by Synthetech's bylaws and give timely notice to Synthetech's Secretary in accordance with Synthetech's bylaws, which, in general, require that the notice be received by Synthetech's Secretary no earlier than 90 days and no later than 60 days before the anniversary of the 2008 annual shareholder meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board's Nominating and Governance Committee.  Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to Synthetech's Secretary at the address of our principal executive offices set forth above.  In addition, Synthetech's bylaws permit shareholders to nominate directors for election at an annual shareholder meeting.  To nominate a director, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Synthetech common stock to elect such nominee and provide the information required by Synthetech's bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to Synthetech and its shareholders.  In addition, the shareholder must give timely notice to Synthetech's Secretary in accordance with Synthetech's bylaws, which, in general, require that the notice be received by Synthetech's Secretary within the time period described above under "Shareholder Proposals."

General:  If we receive proper notice of a shareholder proposal pursuant to our bylaws, and such notice is not received a reasonable time prior to our mailing of proxy materials for our 2009 annual shareholder meeting, we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Copy of Bylaws Provisions: You may contact Synthetech's Secretary at our principal executive offices for a copy of the relevant bylaws provisions regarding the requirements for making shareholder proposals and nominating director candidates.  Synthetech's bylaws also are available in the Corporate Governance section of Synthetech's website at www.synthetech.com.

Q:	How may I communicate with Synthetech's Board or the non-management directors on Synthetech's Board?

A:	You may submit any communication intended for Synthetech's Board or the non-management directors by directing the communication by mail or fax addressed to:

Synthetech, Inc.
Attn: Chair, Nominating and Governance Committee
1290 Industrial Way
Albany, Oregon 97322
Fax: (541) 812-6036

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The size of Synthetech's Board of Directors currently is seven, consisting of six elected directors and one vacancy.  The Board expanded its size to seven Directors in connection with the announced upcoming promotion of Dr. Gregory R. Hahn, Synthetech's current President and Chief Operating Officer, to the positions of President and Chief Executive Officer effective July 1, 2008, and the proposed election of Dr. Hahn as a Synthetech Director at the annual shareholder meeting.  At the 2008 annual shareholder meeting, each of seven directors will be elected to serve until the next annual shareholder meeting and until his successor is elected.  Information regarding the business experience of each nominee to the Board is provided below.  There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted "FOR" the seven persons recommended by the Board.  If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

The Board of Directors expects that all of the nominees will be available to serve as directors.  In the event that any nominee should become unavailable, the proxy holders, Dr. Daniel T. Fagan and Gary Weber, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Our Board recommends a vote "FOR" the election to the Board of each of the following nominees:

Paul C. Ahrens, age 56.  Mr. Ahrens has been a Synthetech director since its inception in 1981 and served as Chairman of the Board from 1995 to August 2005.  Since October 2006, Mr. Ahrens has served as the Board's Lead Independent Director.  From September 2005 to February 2007, Mr. Ahrens was President and CEO of NZ3, a start-up company focused on developing peptide biomaterials for various applications. Since 1996, he has been the founder and President of Groovie Moovies, Ltd., a film production company.  Mr. Ahrens, a founder of Synthetech, served as President and Chief Executive Officer of Synthetech from 1989 through 1995.  From 1981 through 1989 he was the Vice President of Technology.  From 1979 to 1980, Mr. Ahrens served as Vice President of Engineering of Colorado Organic Chemical Company, an organic chemical manufacturing company located in Commerce City, Colorado.  Prior to that time, Mr. Ahrens spent five years with Allied Chemical and CIBA-Geigy in various engineering and research capacities.  Mr. Ahrens holds B.S. and M.S. degrees in Chemical Engineering from the Massachusetts Institute of Technology.

Daniel T. Fagan, Ph.D., age 56.  Dr. Fagan has served as a Synthetech director since 2001 and was appointed Chairman of the Board in 2005.  He served as the sole member of the Board's Strategic Development Committee from February 2006 through October 2006.  Since November 1, 2006 Dr. Fagan has been the Chief Executive Officer of Synthetech.  As part of Synthetech's succession plan, on July 1, 2008 Dr. Gregory R. Hahn will become Synthetech's Chief Executive Officer and Dr. Fagan will retain his position as Chairman of the Board.  Dr. Fagan was President and CEO and a director of PepTx, Inc., a biopharmaceutical company that is developing peptide based oncology therapeutics from January 2004 through September 2006.  Dr. Fagan continues to serve as a director of PepTx.  From July 2001 through 2003, Dr. Fagan was President of ProGen Biologics LLC, a private biopharmaceutical company that develops healthcare solutions for people suffering from autoimmune diseases. In addition, Dr. Fagan has also been a consultant to the biopharmaceutical industry since November 2000. From 1992 to 2000, Dr. Fagan was employed as the General Manager of Peptides by Mallinckrodt, Inc., a subsidiary of Tyco International that manufactures bulk pharmaceuticals. From 1978 to 1991, he was employed in various capacities, including President, from 1987 to 1991, of Sigma Chemical, a subsidiary of Sigma Aldrich Corporation that manufactures fine chemicals. Dr. Fagan holds a B.A. in Chemistry from Otterbein College and a Ph.D. in Chemistry from Case Western Reserve University.

Howard L. Farkas, age 84.  Mr. Farkas has served as a Synthetech director since 1985.  Mr. Farkas serves as the Chairman of the Board and a member of the Compensation Committee of Logic Devices Incorporated, a public corporation that designs and manufactures semiconductors.  Since 2007 he has been a member of the Board of Directors of Navidec Financial Services, Inc. and its subsidiary Northsight, Inc., a publicly traded corporation, whose business is creating or acquiring a controlling interest in development stage enterprises with the expectation of further developing the enterprise and then taking it public.  Since 1981 he has been the President of the Farkas Group, Inc., a business management group, and since 1992 he has been President of Windsor Gardens Realty, Inc., which is engaged in residential real estate brokerage.  He served as a director of Union Bank & Trust in Denver, Colorado from 1963 to 2002.  Mr. Farkas also serves as a director and officer of several private companies.  Mr. Farkas graduated from the University of Denver, School of Business with a B.S. degree in Business Administration and, though not presently in public or private practice, has been a certified public accountant since 1951.

Gregory R. Hahn, Ph.D., age 52.  Dr. Hahn joined Synthetech as President and Chief Operating Officer in September 2006.  Dr. Hahn will become Synthetech's President and Chief Executive Officer on July 1, 2008.  Since 1999, Dr. Hahn worked for the FMC Corporation and most recently was the Organics Global Business Director for its Lithium Division, based in Charlotte, NC.  His experience previous to FMC was as Vice President, Sales, at Sigma Aldrich Fine Chemicals, St. Louis, Missouri and as Marketing and Development Manager at Koch Chemical Company, Corpus Christi, Texas.  Dr. Hahn received his Bachelor of Science in Chemistry from Pacific Lutheran University, Tacoma, Washington, and his Doctor of Philosophy, Organic Chemistry from the University of California, Davis.

Donald E. Kuhla, Ph.D., age 65.  Dr. Kuhla has served as a Synthetech director since July 2006.  Dr. Kuhla previously served as a Synthetech director between 1997 and 2000.  Dr. Kuhla was President and Chief Operating Officer of Albany Molecular Research, Inc., a chemical contract research organization, from July 1998 to February 2003.  Dr. Kuhla continues to serve as a director of Albany Molecular Research.  From 1994 through 1998, Dr. Kuhla was Vice President of Plexus Ventures, Inc., a business consulting firm.  Dr. Kuhla has also held senior management positions with two venture capital backed, biotechnology startup companies.  His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc.  His last position at Rorer was Senior Vice President of Operations.  Dr. Kuhla is also a director of NPS Pharmaceuticals Inc.  Dr. Kuhla received a Ph.D. degree in Organic Chemistry from Ohio State University.

Hans Noetzli, age 67.  Mr. Noetzli has served as a Synthetech director since October 2004.  Mr. Noetzli has more than 30 years' experience in the fine chemicals industry.  He served in many executive functions of the Alusuisse-Lonza Group, a custom manufacturer of active pharmaceutical ingredients, headquartered in Zurich, Switzerland, among them 16 years as Chief Executive Officer of Lonza, Inc. and as a member of its Executive Committee.  Mr. Noetzli currently serves on the boards of directors of Aceto Corporation, a public company involved in the distribution and marketing of pharmaceutical and specialty chemicals, where he is a member of the Audit Committee, and IRIX Pharmaceuticals, Inc., a privately owned developer and manufacturer of active pharmaceutical ingredients.  Mr. Noetzli holds a degree in Business Administration from the Basel Business School in Switzerland.

Charles B. Williams, age 61.  Mr. Williams has served as a Synthetech director since 1997.  In July 2002, Mr. Williams retired from Synthetech, where he held the positions of Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary.  Mr. Williams joined Synthetech in 1988 as its Controller.  Prior to that time, he served for five years as Controller for White's Electronics, Inc. of Sweet Home, Oregon.  From 1976 to 1983, he held several accounting and financial positions with Teledyne Wah Chang, a metals producer in Albany, Oregon.  Mr. Williams earned a B.S. in Economics and M.B.A. from Oregon State University.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Peterson Sullivan PLLC as its independent registered public accounting firm to audit Synthetech's consolidated financial statements for the fiscal year ending March 31, 2009.  Please read "Independent Registered Public Accounting Firm" on page 27.  Representatives of Peterson Sullivan PLLC are expected to attend the annual shareholder meeting, to be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote "FOR" the ratification of the appointment of Peterson Sullivan PLLC as Synthetech's independent registered public accounting firm for the fiscal year ending March 31, 2009.  If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

OTHER BUSINESS

Synthetech knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting.  If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote at their discretion.

Following the adjournment of the formal business meeting, Dr. Daniel T. Fagan, Synthetech's Chairman and current Chief Executive Officer, and Dr. Gregory R. Hahn, who as of July 1, 2008 will be Synthetech's President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which shareholders will have an opportunity to ask questions about Synthetech and its business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TABLE

The following table shows common stock ownership on May 23, 2008, the record date, except as otherwise noted, by:
  each person who beneficially owned more than 5% of Synthetech common stock on that date;
  each director and director nominee of Synthetech;
  each named executive officer for whom compensation information is provided in the Summary Compensation Table on page 15; and
  all current executive officers and directors of Synthetech as a group.
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Paul C. Ahrens	900,841	5.8%
Charles B. Williams	322,620 (4)	2.1%
Gary A. Weber	304,000 (5)	2.0%
Dr. Gregory R. Hahn	266,667 (6)	1.7%
Dr. Daniel T. Fagan	206,234 (7)	1.3%
Howard L. Farkas	80,000 (8)	*
Dr. Joseph Murphy	76,667 (9)	*
Dr. Donald E. Kuhla	57,600 (10)	*
Hans Noetzli	45,000 (11)	*
Joel Melka	- (12)	*
All Executive Officers and Directors as a Group (9 persons)	2,259,629(13)	14.6%

  ______________________

  * Less than 1%.

(1)	The address of all listed named executive officers and directors is c/o Synthetech, Inc., PO Box 646, Albany, OR 97321
(2)
The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of July 22, 2008 (60 days after May 23, 2008) through the exercise of any stock option or other right.

(3)
The denominator used in calculating the percentage is equal to the number of shares outstanding plus the number of shares the beneficial owner (or group of beneficial owners) has a right to acquire immediately or within 60 days pursuant to warrants or options.

(4)	Includes 200,120 shares held in the Williams Living Trust, of which Mr. Williams and his spouse are the trustees, and options to purchase 122,500 shares.
(5)	Includes options to purchase 204,000 shares.
(6)	Includes options to purchase 266,667 shares.
(7)	Includes options to purchase 114,334 shares.
(8)	Includes options to purchase 30,000 shares.
(9)	Includes options to purchase 72,667 shares.
(10)	Includes options to purchase 6,000 shares.
(11)	Includes options to purchase 25,000 shares.
(12)	Mr. Melka served as Synthetech's Vice President of Operations until October 31, 2007.
(13)	Includes options to purchase 841,168 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objective of Our Executive Compensation Programs

Synthetech's executive compensation philosophy is that cash compensation for our named executive officers should be linked directly to Synthetech's short term performance, and longer-term incentives, such as stock options and restricted stock grants, should be aligned with enhancing shareholder value over the long term.  The use of stock options, restricted stock or other equity grants is intended to link the interests of Synthetech's Chief Executive Officer and other named executive officers to the interests of the shareholders.  In addition, the Compensation Committee believes that the total compensation package for our named executive officers must be competitive with other companies in the industry to ensure that Synthetech will continue to attract, retain and motivate key employees who are critical to Synthetech's long-term success.

How We Set Executive Compensation

The Compensation Committee periodically reviews our CEO's performance, and establishes our CEO's compensation.  In addition, the Compensation Committee, along with the CEO, periodically reviews the performance of the other named executive officers, and establishes compensation for the other named executive officers based, in part, on our CEO's recommendations.

Components of Executive Compensation

The principal components of compensation for Synthetech's CEO and other named executive officers are:
  Base salary and benefits;
  Annual cash incentive bonus under the Key Employee Performance Plan (KEPP); and
  Long-term incentive compensation, primarily through stock option grants.
Base Salary and Benefits

Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within Synthetech and employment agreements with certain of the named executive officers.  Our Compensation Committee targets base salaries for the named executive officers initially by evaluating the responsibilities of the position and the experience of the individual, by reference to the competitive marketplace for corporate executives and, for named executive officers other than the CEO, taking into account the CEO's recommendations.  Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees.  Other elements of compensation for Synthetech's CEO and other named executive officers are participation in company-wide life insurance, long-term disability insurance, medical benefits and the ability to defer compensation pursuant to a 401(k) plan.  Matching contributions to the 401(k) plan of 5%, 7.5% or 10% of eligible base pay, depending on years of service, were made in fiscal 2007.  Generally, we offer perquisites only as needed to recruit and retain key executive talent.

In 2007 the Compensation Committee reviewed and approved salary increases for key employees.  Until fiscal 2007, key executives, particularly Joel Melka, Synthetech's former Vice President of Operations, and Gary Weber, Synthetech's Vice President of Finance and Chief Financial Officer, had not had any meaningful salary increases.  In fact, in 2003 all the named executive officers that were employed that year at Synthetech had a 5% decrease in their annual salary as part of Synthetech's efforts to preserve cash.  Considering the significant turnaround in company performance for fiscal 2007, Dr. Gregory R. Hahn, Synthetech's current President and COO, in consultation with Dr. Daniel T. Fagan, the current CEO, recommended salary increases of $10,000 on an annual basis for each of Messrs. Melka and Weber, and a $7,900 salary adjustment for Dr. Joe Murphy, Synthetech's Director of Business Development.  The Compensation Committee, after reviewing supporting documentation, approved the above salary adjustments.  As a result of this action, as of July 1, 2007, Mr. Weber's salary increased from $135,000 to $145,000, Mr. Melka's salary increased from $130,000 to $140,000, and Dr. Murphy's salary increased from $107,100 to $115,000.  The Compensation Committee also determined to increase Dr. Hahn's salary from $190,000 to $200,000 effective September 1, 2007.

As a component of their salaries and benefits, Drs. Hahn and Murphy each receive a monthly automobile allowance.   Dr. Hahn receives his automobile allowance under his employment agreement with Synthetech.  Dr. Murphy receives an automobile allowance in recognition that his sales and marketing responsibilities require the use of his private automobile. In addition, we reimbursed Dr. Hahn for temporary accommodations and commuting while transitioning to Synthetech’s headquarters in Albany, Oregon.  These items are discussed below in the “Fiscal 2008 Summary Compensation Table”.

Key Employee Performance Plan

Synthetech's named executive officers are eligible to receive awards under our Key Employee Performance Plan (or KEPP), our formal executive performance bonus plan.  Awards under the KEPP are determined as a percentage of base salary, with payment based on achievement of certain performance objectives based on: (1) health, safety and environment goals; (2) business strategy goals; and (3) business performance goals.  Objectives 1 and 2 are scored from zero to one and objective 3 is scored from zero to two.  Payments are calculated based on Synthetech's performance in meeting the respective objectives, and then multiplied by a weighted percentage for each objective based on the relative importance of the objective to the overall goals.  This calculation yields a bonus percentage for the objective for the applicable participant in the KEPP.  The sum of the bonus percentages for each objective is multiplied by the individual's salary percentage and the product is multiplied by the applicable fiscal 2008 salary, yielding the KEPP payout.  Weightings vary for specific objectives among participants in the KEPP, and not all business strategy objectives are applicable to each participant.

Individual salary percentages under the KEPP for fiscal 2008 were as follows: Dr. Fagan (45%); Dr. Hahn (45%); Mr. Weber (35%); and Mr. Melka (25%).  Dr. Murphy, Synthetech's Director of Business Development, does not participate in the KEPP but is subject to a separate sales incentive plan that paid 1.5% of eligible sales over $500,000 for the period from September 1, 2006 to August 31, 2007.  Dr. Murphy earned a bonus of $63,129 under that plan for that period.  The same objectives have been retained for Dr. Murphy's sales incentive plan for the period from September 1, 2007 to August 31, 2008.

The Compensation Committee had determined that no KEPP bonuses would be awarded for fiscal 2008 if Synthetech did not achieve minimum earnings before interest and taxes (EBIT) of $500,000.  Because Synthetech did not achieve this level of EBIT, no bonuses were earned under the KEPP for fiscal 2008 performance.

Fiscal 2008 KEPP Parameters

Fiscal 2008 base salaries, ranges of potential bonuses under the KEPP as a percentage of base salary and the performance objectives for Synthetech's named executive officers who participate in the KEPP were as follows:

			Fiscal 2008 Target Bonus Allocation
Name and Title	Fiscal 2008 Salary	Fiscal 2008 Range of Cash Incentive as a % of Base Salary	Health, Safety and Environmental Objectives	Business Strategy Objectives	Business Performance Objectives
Dr. Daniel T. Fagan Chief Executive Officer	$150,000	0 to 77%	10%	30%	60%

Dr. Gregory R. Hahn President and Chief Operating Officer	$200,000	0 to 81%	10%	10%	80%

Gary A. Weber Vice President of Finance and Chief Financial Officer	$145,000	0 to 57%	10%	25%	65%

Joel D. Melka(1) Vice President of Operations	$140,000	0 to 45%	15%	35%	50%

(1)           Mr. Melka's employment with Synthetech terminated as of October 31, 2007.

Fiscal 2008 KEPP Subcategories and Scores

Each of the three primary objectives under the KEPP is further divided into subcategories, each of which has its own percentage weighting, which subcategories and weightings may vary for each KEPP participant for each category; however the total percentages for all applicable subcategories for each individual always equals 100%.  The subcategories, the ranges of their potential scores and weightings for individual KEPP participants, and actual scores attributable to the subcategories based on Synthetech's performance for fiscal 2008 are indicated in the following table:

Fiscal 2008 Objectives' Subcategories and Scores Table

		Fiscal 2008
Objective/Subcategory	Actual Score	Range of Potential Scores			Weight

(I) Health, Safety & Environmental		0.0	0.5	1.0
- Recordable Injuries	1.0	2	1	0	4-5%
- Lost-time Accidents	1.0	1	0	0	4-5%
- Process Safety & Reportable Environmental Incidents	1.0	1	0	0	2-5%

(II) Business Strategy
- New Technology	0	1	3	5	10%
- New Business Areas	1.0	End Nov.	End Oct.	End Sept.	5%
- Cost Controls and Improvements	0.0	5% over	2% over	Target	15%
- Process Development	1.0	0	1	3	20%
- Sarbanes-Oxley 404 Analysis	1.0	No		Yes	5-10%
- Investor Relations	1.0	End 4Q08	End 3Q08	End 2Q08	5%
- ISO 14001 Certification	1.0	No		Yes	5%
- Business Metrics for Operating Reports	1.0	Sept. 30	Sept. 15	Sept. 1	10%

	Actual	Range of Potential Scores			Weight
		0.0	0.25	0.5
(III) Business Performance
- Fiscal 2008 Revenue ($ in millions)	$14.56	$14.0	$14.5	$15.2	40-60%
- Fiscal 2008 EBIT ($ in millions)	($1.1)	$0.5	$0.65	$1.0	10-20

Long-Term Incentive Compensation
Synthetech's long-term incentive compensation program for named executive officers consists of equity compensation awarded either under or outside of our 2005 Stock Incentive Compensation Plan, in which all management employees, including our named executive officers, may participate.  The Compensation Committee approves equity compensation awards for Synthetech's CEO and other executive officers.  Equity compensation awards generally consist of awards of stock options and occasionally restricted stock.  Equity compensation awards are generally granted when an executive joins Synthetech and, typically, on an annual basis thereafter.  Stock options and restricted stock granted to the executives vest over time and the length of the vesting period varies from immediate vesting to three years from the grant date.  The purpose of the annual equity compensation awards is to ensure that the executive always has equity that vests in increments over the following two-year period.  This provides a method of retention and motivation for Synthetech's senior level executives and also aligns senior management's objectives with long-term stock price appreciation.

In granting long term incentives, the Compensation Committee considered the following factors while reviewing incentive stock options and non-qualified stock options as potential equity grants to Synthetech's named executive officers:
  The “at risk” nature of the grant, as the Compensation Committee believes that stock options motivate a named executive officer to contribute to the creation of shareholder value through an increase in stock price in order for the named executive officer to recognize value in connection with the option grant.  This puts the option holdings at risk of generating no value if shareholders do not also recognize an increase in Synthetech's stock price.
  The dilutive impact of the grant on earnings per share and Synthetech's stock price.
  The impact of FASB 123(R), expensing of stock compensation.
  The value of an equity grant to the named executive officer as a motivational or retention tool.
  The number of shares granted to a named executive officer relative to the executive's position and value to Synthetech.
Following the review of these factors, the Compensation Committee determined to grant non-qualified stock options to the named executive officers, and approved the option grants in fiscal 2008 as disclosed below in the “Fiscal 2008 Grant of Plan-Based Awards Table”.  The Compensation Committee determined that the fiscal 2008 option awards should be substantially larger than in prior years in recognition of the improved company performance in fiscal 2007, size of the performance-based bonuses earned under the KEPP and the level of the named executive officer's cash compensation.

Corporate Tax Deduction on Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per person the amount that a company may deduct for compensation paid to any of its most highly compensated officers.  Synthetech anticipates that the levels of salary and bonus it pays will not generally exceed that limit.  Under Section 162(m) regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of stock options that meet certain requirements.  Synthetech's current policy is to grant options that meet the deductibility requirements of such regulations.

Timing and Pricing of Equity Compensation Grants

In its discretion, the Compensation Committee may award stock options and other types of equity compensation awards to newly hired executive employees.  The grant date is generally the new executive's first day of employment.  The Compensation Committee may also, in its discretion, grant stock options and other types of equity compensation awards to Synthetech's executive officers and other employees at any time.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with Synthetech's management and, based on such review and discussion, the Compensation Committee recommends to Synthetech's Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into Synthetech's annual report on Form 10-K for fiscal 2008.

Submitted by the Compensation Committee of Synthetech's Board of Directors.

Hans C. Noetzli (Chair)

Dr. Donald E. Kuhla

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURES

Current Compensation Earned

FISCAL 2008 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for each of Synthetech's named executive officers for fiscal 2008 and 2007.  All numbers are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total ($)

Dr. Daniel T. Fagan	2008	$150,000	$—	$19,434	$—	$—		$169,434
Chief Executive Officer	2007	$62,500	$—	$7,930	$—	$80,682		$151,112

Dr. Gregory R. Hahn	2008	$195,833	$30,858	$51,440	$—	$23,613	(3)	$301,744
President and Chief Operating Officer	2007	$106,310	$56,000	$31,355	$—	$22,586		$216,251

Gary A. Weber	2008	$142,500	$10,000	$23,397	$—	$7,925		$183,822
Vice President of Finance and Administration and Chief Financial Officer	2007	$128,336	$—	$—	$—	$6,795		$135,131

Joel D. Melka(4)	2008	$95,383	$10,000	$11,682	$—	$66,237	(4)	$183,302
Vice President of Operations	2007	$123,333	$—	$—	$—	$9,597		$132,930

Dr. Joseph Murphy	2008	$113,100	$—	$7,799	$63,129	$17,227	(5)	$201,255
Director of Business Development	2007	$107,100	$—	$—	$12,292	$6,855		$126,247

(1)
The valuation assumptions for Synthetech's stock options granted to named executive officers are described in the Notes to Synthetech's Financial Statements included in its annual report on Form 10-K for the year of grant.  Amounts included in option awards for Dr. Fagan include expense related to options granted in fiscal 2007 as compensation for his services as a non-employee director.

(2)	Unless otherwise indicated, “All Other Compensation” consists of amounts contributed to the 401(k) Plan by Synthetech on behalf of the named executive officer.

(3)	Includes $11,400 as an automobile allowance and $9,570 for reimbursement of costs for temporary accommodations and commuting while transitioning to Synthetech’s headquarters in Albany, Oregon.

(4)	Mr. Joel D. Melka’s employment with Synthetech terminated on October 31, 2007. Mr. Melka received severance payments of $58,333 that are included in "All Other Compensation."

(5)	Includes an automobile allowance of $9,000.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding grants of plan based awards for each of Synthetech's named executive officers for fiscal 2008.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Dr. Daniel T. Fagan	Option	4/17/07	4/17/07				50,000	$ 0.87	$ 0.87	$ 23,430
Chief Executive Officer	KEPP			$ 20,000	$ 67,500	$ 115,000

Dr. Gregory R. Hahn	Option	4/17/07	4/17/07				100,000	$ 0.87	$ 0.87	$ 46,860
President and Chief Operating Officer	KEPP			$ 27,000	$ 90,000	$ 153,000

Gary A. Weber	Option	4/17/07	4/17/07				75,000	$ 0.87	$ 0.87	$ 35,145
Vice President of Finance and Administration and Chief Financial Officer	KEPP			$ 19,000	$ 54,300	$ 89,500

Joel D. Melka	Option	4/17/07	4/17/07				75,000	$ 0.87	$ 0.87	$ 35,145
Vice President of Operations

Dr. Joseph Murphy Director of Business Development	Option	4/17/07	4/17/07				25,000	$ 0.87	$ 0.87	$ 11,715
	Sales Commission			$ 8,000	$ 55,000	$ 87,000

(1)
Represents potential awards under the KEPP for fiscal 2008 as of the date the Compensation Committee adopted performance objectives for KEPP participants.  The Compensation Committee determined that no KEPP bonuses would be awarded for fiscal 2008 unless Synthetech achieved the minimum EBIT target of $500,000.  Because Synthetech failed to achieve this minimum level of EBIT, no bonuses were awarded under the KEPP for fiscal 2008.  The Committee, in its discretion, could have increased the maximum KEPP bonus awards if the maximum EBIT target of $2.9 million had been exceeded.

The following narrative discusses the material information necessary to understand the information in the tables above.

On August 30, 2006, Synthetech entered into an employment agreement with Dr. Gregory R. Hahn who began serving as Synthetech's President and Chief Operating Officer on September 11, 2006.  As discussed below, this employment agreement was replaced on November 30, 2007.  Under the terms of the former employment agreement, Dr. Hahn's initial annual base salary was $190,000 and he was eligible to receive an annual performance bonus of up to 45% of his base salary, subject to the achievement of objectives established by the Compensation Committee and provided that in the case of exceptional performance, as determined by the Compensation Committee in its sole discretion, a bonus of greater than 45% could have been awarded.  Pursuant to the former employment agreement, Dr Hahn was entitled to receive a signing bonus of $76,758, of which $35,000 was paid upon the first date of his employment, $21,000 was paid in March 2007, and the remaining $20,858 was paid in September 2007.

Under the employment agreement, Dr. Hahn also received fringe benefits, including an automobile allowance and a life insurance policy in the aggregate amount of $190,000 and other benefits generally available to Synthetech's officers and employees or specifically provided for Dr. Hahn.  He also received reimbursement of moving expenses and payment of expenses incurred for his temporary accommodation in connection with his relocation to Oregon until the first anniversary of his first date of employment and payment of expenses related to his commute between his residence and Oregon prior to his relocation to Oregon.

The employment agreement also included noncompetition, nonsolicitation, confidentiality and intellectual property assignment covenants by Dr. Hahn in favor of Synthetech.  The employment agreement also obligated Synthetech to indemnify Dr. Hahn against liabilities he may have incurred by reason of his serving as an officer of Synthetech.

On November 30, 2007, Synthetech entered into a new employment agreement with Dr. Hahn that replaced the employment agreement entered into on August 30, 2006.  Pursuant to this new employment agreement, Dr. Hahn continues to serve currently as Synthetech's President and Chief Operating Officer.  The initial employment term under the new employment agreement expires on March 31, 2010, and starting March 31, 2010, the term will automatically renew for additional two-year periods unless terminated by either party at least 180 days prior to the then scheduled expiration date.  The term will also automatically extend for a two-year period from the date of a change of control (as defined in the agreement) of Synthetech if Dr. Hahn's employment is not terminated in connection with the change of control.

Under the terms of the new employment agreement, Dr. Hahn receives an initial annual base salary of $200,000 and is eligible to receive an annual performance bonus of up to 45% of his base salary, subject to the achievement of objectives established by the Compensation Committee.  In the case of exceptional performance, as determined by the Compensation Committee in its sole discretion, a bonus of greater than 45% may be awarded.

Under the new employment agreement, Dr. Hahn receives grants of restricted stock, additional stock options or other equity-based awards as determined by the Compensation Committee.  Under his new employment agreement, Dr. Hahn also receives fringe benefits, including an automobile allowance, a life insurance policy in the aggregate amount of $200,000, remaining moving expenses up to $25,000 and other benefits generally available to Synthetech's officers and employees or specifically provided for Dr. Hahn.

On November 30, 2007, Synthetech also entered into an employment agreement with Mr. Gary Weber, Synthetech's Vice President of Finance and Administration, Chief Financial Officer, Secretary and Treasurer.  Pursuant to Synthetech's employment agreement with Mr. Weber, Mr. Weber's initial employment term expires on March 31, 2009, and, starting March 31, 2009, the term will automatically renew for additional one-year periods unless terminated by either party at least 180 days prior to the then scheduled expiration date.  The term will also automatically extend for an 18-month period from the date of a change of control (as defined in the agreement) of Synthetech if Mr. Weber's employment is not terminated in connection with the change of control.

Under the terms of the employment agreement, Mr. Weber's annual initial base salary is $145,000 and he is eligible to receive an annual performance bonus, subject to achievement of objectives to be established by, and in such amount as determined by, the Compensation Committee.

Under the employment agreement, Mr. Weber receives grants of restricted stock, stock options or other equity-based awards as determined by the Compensation Committee in its sole discretion.  Mr. Weber will continue to participate in fringe benefit programs that are generally available to Synthetech's officers and employees or are specifically provided for Mr. Weber.

Dr. Joseph Murphy, Director of Business Development, does not participate in the KEPP but is subject to a separate sales incentive plan that paid 1.5% of eligible sales over $500,000 for the period from September 1, 2006 to August 31, 2007.  Dr. Murphy earned a bonus of $63,129 under that plan for that period.  The same objectives have been retained for Dr. Murphy's sales incentive plan for the period from September 1, 2007 to August 31, 2008.

Mr. Joel Melka’s employment with Synthetech terminated on October 31, 2008.  The stock option grants awarded to Mr. Melka on April 17, 2007 have subsequently been cancelled.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2008 TABLE

The following table provides information regarding the number and estimated value of outstanding stock options and unvested stock awards held by each of Synthetech's named executive officers at March 31, 2008.

		Option Awards (1)
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date

Dr. Daniel T. Fagan, Chief Executive Officer	7/19/2001(b) 7/19/2001(b) 2/9/2006(b) 8/17/2006(2)(c) 4/17/2007(3)	10,000 15,000 50,000 3,000 16,668	12,000 33,332	$2.15 $2.15 $0.48 $0.34 $0.87	7/19/2011 7/19/2011 2/9/2016 8/17/2016 4/17/2017

Dr. Gregory R. Hahn, President and Chief Operating Officer	9/11/2006(3) 4/17/2007(3)	200,000 33,334	100,000 66,666	$0.31 $0.87	9/11/2016 4/17/2017

Gary A. Weber, Vice President of Finance and Administration and Chief Financial Officer	6/10/2002(b) 6/10/2002(b) 5/7/2003(b) 4/23/2004(b) 9/28/2005(b) 3/29/2006(c) 4/17/2007(3)	22,500 7,500 20,000 24,000 40,000 40,000 25,000	50,000	$1.65 $0.33 $1.28 $1.82 $0.50 $0.29 $0.87	6/10/2012 6/10/2012 5/7/2013 4/23/2014 9/28/2015 3/29/2016 4/17/2017

Joel D. Melka, Vice President of Operations(4)	-	-	-	-	-

Dr. Joseph Murphy, Director of Business Development	8/25/2003(b) 8/25/2003(b) 4/23/2004(b) 9/28/2005(b) 3/29/2006(c) 4/17/2007(3)	22,500 2,500 8,000 8,000 15,000 8,334	16,666	$0.79 $0.16 $1.82 $0.50 $0.29 $0.87	8/25/2013 8/25/2013 4/23/2014 9/28/2015 3/29/2016 4/17/2017

(1)
All options, except for those granted to Dr. Hahn and the April 17, 2008 option grants, were granted under the 2005 Equity incentive Plan (the Plan) or the 1995 or 2000 Stock Incentive Plan as follows:

(a)    1995 Stock Incentive Plan
(b)    2000 Stock Incentive Plan
(c)    2005 Equity Incentive Plan
Effective March 29, 2006, the Board of Directors approved the vesting acceleration of all unvested stock options outstanding under all of Synthetech's plans.
(2)	This option was granted for service as a member of Synthetech's Board of Directors before Dr. Fagan became Synthetech's CEO and vests ratably over five years.
(3)
Dr. Hahn's nonqualified stock option dated September 11, 2006 and the April 17, 2007 stock option grants were issued outside of Synthetech's shareholder approved plans.  These options vest one-third on the date of grant, one-third on the first anniversary and the remaining one-third on the second anniversary.

(4)	Joel D. Melka’s employment with Synthetech terminated on October 31, 2007.

Stock option grants issued prior to April 1, 2006 are fully vested because effective March 29, 2006, the Compensation Committee recommended and Synthetech's Board of Directors approved the vesting acceleration of all outstanding restricted stock and all outstanding unvested stock options.  All unvested stock options that accelerated were out-of-the-money.  This action was taken to reduce the impact of further compensation expense that Synthetech would otherwise be required to recognize in future Statements of Operations pursuant to Financial Accounting Standard No. 123 (revised 2004), which was applicable to Synthetech in the first quarter of fiscal year 2007.

FISCAL 2008 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding stock option exercises and stock awards vesting for each of Synthetech's named executive officers during fiscal 2008.

		Option Awards
Name of Executive Officer	Type of Award	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)

Dr. Daniel T. Fagan Chief Executive Officer	Incentive Stock Option	25,000	$ 11,500(1)

Dr. Gregory R. Hahn President and Chief Operating Officer	—	—	—

Gary A. Weber Vice President of Finance and Administration and Chief Financial Officer	—	—	—

Joel D. Melka Vice President of Operations	Incentive Stock Option	40,000	$ 18,000(2)

Dr. Joseph Murphy Director of Business Development	—	—	—

(1)	Amount was calculated by multiplying the number of shares acquired upon exercise by the closing value of Synthetech's stock on the date of exercise. Dr. Fagan continues to hold these shares.

(2)	Amount was calculated by multiplying the number of shares acquired upon exercise by the closing value of Synthetech's stock on the date of exercise. Mr. Melka has sold these shares.

POTENTIAL POST-EMPLOYMENT OR CHANGE IN CONTROL PAYMENTS

Dr. Gregory R. Hahn, President and Chief Operating Officer

On November 30, 2007, Synthetech entered into an employment agreement with Dr. Hahn, its current President and Chief Operating Officer.  Under the terms of the employment agreement, if Synthetech terminates Dr. Hahn's employment without cause (as defined in the employment agreement), if Dr. Hahn terminates his employment with good reason (as defined in the agreement) or if Dr. Hahn's employment is terminated upon a change in control of Synthetech, Dr. Hahn is entitled to receive severance payments equal to 200% of his base salary plus healthcare benefits for up to twelve months. In addition, Dr. Hahn is entitled to a prorated bonus for any partial year's service unless his employment is terminated for cause (as defined in the employment agreement) or he voluntarily terminates his employment without good reason (as defined in the employment agreement).  Upon any of these terminations, Dr. Hahn will also receive any unpaid base salary and benefits.

Gary A. Weber, Vice President of Finance and Administration, and Chief Financial Officer

On November 30, 2007, Synthetech entered into an employment agreement with Gary Weber, its Vice President of Finance and Administration, and Chief Financial Officer.  Under the terms of the employment agreement, if Synthetech terminates Mr. Weber’s employment without cause (as defined in the employment agreement), if Mr. Weber terminates his employment with good reason (as defined in the employment agreement) or if Mr. Weber's employment is terminated upon a change in control of Synthetech, Mr. Weber is entitled to receive severance payments equal to 100% of his current annual base salary plus healthcare benefits for up to twelve months.  In addition, Mr. Weber will be entitled to a prorated bonus for any partial year's service unless his employment is terminated for cause (as defined in the employment agreement) or he voluntarily terminates his employment without good reason (as defined in the employment agreement).  Upon any of these terminations, Mr. Weber will also receive any unpaid base salary and benefits.

Synthetech's 2005 Equity Incentive Plan provides that in the event of a merger, sale of all of Synthetech's outstanding shares or a sale of substantially all of Synthetech's assets, all unvested options not assumed by the other party will fully vest, to the benefit of the option holder.  In addition, upon a change in control of Synthetech, as defined in the 2005 Equity Incentive Plan, all unvested options will fully vest, to the benefit of the option holder, regardless of whether the other party assumes such unvested options.

Assuming a triggering event date of March 31, 2008, the estimated value of the benefits under the employment agreements described above and the 2005 Equity Incentive Plan would be as follows:

NAME	SEVERANCE	BONUS	COBRA	CHANGE IN CONTROL(1)	TOTAL
Dr. Daniel T. Fagan	$ -	$ -	$ -	$ 2,520	$ 2,520
Dr. Gregory R. Hahn	$ 400,000	$ -	$ 8,779	$ 24,000	$ 432,779
Gary A. Weber	$ 145,000	$ -	$ 8,779	$ -	$ 153,779
Dr. Joseph Murphy	$ -	$ -	$ -	$ -	$ -

(1)
The “Change In Control” column above represents the total pre-tax intrinsic value (the difference between Synthetech’s closing stock price on March 31, 2008 and the option exercise price, multiplied by the number of in-the-money unvested options) for which vesting would be accelerated.

DIRECTOR COMPENSATION

DIRECTOR SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2008

The following table sets forth information regarding compensation of Synthetech's non-employee directors for fiscal year 2008, which consisted of cash and equity components, as described in detail in the Non-Employee Director Compensation Table below.  Synthetech's employee directors do not receive any separate compensation for their Board service.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
Paul C. Ahrens	$13,500	-	$4,115(2)	$17,615
Howard L. Farkas	$16,000	-		$16,000
Dr. Donald E. Kuhla	$13,500	$746		$14,246
Hans Noetzli	$15,000	-		$15,000
Charles B. Williams	$14,500	$1,574		$16,074
__________________

(1)
The valuation assumptions for our stock options granted to non-employee directors are described in the Notes to our Financial Statements included in our annual report on Form 10-K for the year of grant. As of March 31, 2008, Synthetech's non-employee directors held options to purchase common stock as follows:  Mr. Ahrens, -0- shares; Mr. Farkas, 30,000 shares; Dr. Kuhla, 15,000 shares; Mr. Noetzli, 25,000 shares; and Mr. Williams, 134,500 shares.  In accordance with Synthetech's Non-Employee Director Compensation policy, Mr. Williams received an option grant during fiscal 2008 for 15,000 shares that had a grant date fair value of $11,250.

(2)	Synthetech paid Mr. Ahrens during fiscal 2008 approximately $4,115 for expenses associated with attending technical conferences on behalf of Synthetech.

The following table provides information about Synthetech's compensation and reimbursement practices for non-employee directors during fiscal year 2008 and its current practices for 2009.

Option grant to non-employee directors upon initial election or appointment to the Board	10,000 shares(1)
Annual retainer(2)	$10,000
Option grant to non-employee directors at first annual meeting after election or appointment	15,000 shares(3)
Option grant to non-employee directors after five years of service	15,000 shares(3)
Payment per Board meeting	$500
Payment per Audit Committee meeting	$500
Additional annual retainer for Chair of the Audit Committee	$1,000
Additional annual retainer for Compensation and Nominating and Governance Committee Members	$500
Reimbursement for expenses attendant to Board membership	Yes
Range of total cash compensation earned by directors (for fiscal 2008)	$14,246 - $17,615
_________________________
(1)	The options are nonqualified stock options, are granted at the market price on the date of grant and are fully vested on the grant date. Mr. Ahrens historically has not received stock options.
(2)	Paid in quarterly installments of $2,500.
(3)
The options are nonqualified stock options, are granted at the market price on the date of grant and vest in five equal annual installments beginning at the first annual shareholders meeting after the date of grant.  Mr. Ahrens historically has not received stock options.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

On May 10, 2007, the Board of Directors adopted a policy with respect to related person transactions (the Policy).  The Policy applies to transactions or arrangements between Synthetech and a related person (namely directors, executive officers, and their immediate family members, and 5% or more shareholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of SEC Regulation S-K.  Under the Policy, no related person transaction should occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board of Directors.  The Audit Committee is primarily responsible for approving and ratifying related person transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by Synthetech, and whether the terms of the transaction are comparable to those available to or from third parties.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Synthetech is committed to having sound corporate governance principles, which are essential to running Synthetech's business efficiently and maintaining Synthetech's integrity in the marketplace.  Synthetech's Code of Conduct and Code of Ethics are available in the Corporate Governance section of our website at www.synthetech.com.

Synthetech Corporate Governance at a Glance

This list provides some highlights from Synthetech’s corporate governance practices.
  Five of our current six directors are independent.  Dr. Fagan is the only Synthetech officer currently on our Board of Directors.
  Independent directors meet in regularly scheduled executive sessions.
  Each of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee is composed entirely of independent directors.
  All standing committees have a written charter that is reviewed and reassessed annually and is posted on our website.
  The Chair of the Audit Committee has been designated as an “audit committee financial expert.”
  Shareholders annually ratify the Audit Committee’s selection of independent auditors.
  Shareholders can communicate with the non-management directors.
  The Board and each standing Board committee conduct an annual self-evaluation.
Board Independence

The Board has determined that the current directors or nominees do not have a material relationship with Synthetech, other than Dr. Daniel T. Fagan, Synthetech's Chairman of the Board and current Chief Executive Officer, and Dr. Gregory R. Hahn, Synthetech's current President and Chief Operating Officer.  As part of Synthetech's succession plan, on July 1, 2008 Dr. Gregory R. Hahn will become Synthetech's Chief Executive Officer and Dr. Fagan will retain his position as Chairman of the Board.  The Board has determined that each director and nominee, other than Drs. Fagan and Hahn, is independent within the meaning of Synthetech's director independence standards, which reflect Nasdaq's director independence standards, as currently in effect and as they may be changed from time to time.  The Board has also determined that none of the members of any of Synthetech's standing committees has a material relationship with Synthetech (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives from or makes payments to Synthetech) and that each such committee member is "independent" within the meaning of Synthetech's director independence standards.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has six directors and has the following three standing committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Governance Committee.  The current membership and the function of each of the committees are described below.  Each of the committees operates under a written charter adopted by the Board.  The committee charters are available in the Corporate Governance section of Synthetech's website at www.synthetech.com.  During fiscal year 2008, the Board held six meetings.  Each director attended 100% of all Board and all applicable committee meetings.  Directors are encouraged to attend annual meetings of Synthetech shareholders; however, attendance is not required.  All six sitting directors attended the fiscal year 2007 annual meeting of shareholders.

Name of Director	Audit	Compensation	Nominating and Governance
Non-Employee Independent Directors
Paul C. Ahrens			X*
Howard L. Farkas	X*		X
Dr. Donald E. Kuhla		X	X
Hans C. Noetzli	X	X*
Charles B. Williams	X
Employee Director
Dr. Daniel T. Fagan

Number of meetings held in fiscal year 2008	4	5	2

X = Committee member
* = Chair

Audit Committee

Synthetech has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Synthetech's financial statements, Synthetech's compliance with legal and regulatory requirements, the independent auditors' qualifications, performance and independence and risk assessment and risk management.  Among other things, the Audit Committee: prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee's performance; appoints, retains, evaluates, oversees and determines the compensation of Synthetech's independent auditors; reviews and approves the scope of and staffing for the annual audit; reviews Synthetech's disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and discusses with management major financial exposure and steps management has taken to control such risks.  The Audit Committee works with management as well as Synthetech's independent auditors.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Synthetech for, outside legal, accounting or other advisors as the Audit Committee determines necessary.

The Board has determined that each member of the Audit Committee meets the heightened audit committee requirements of NASD Rule 4350(d)(2) and SEC Rule 10A-3(b)(1) and is financially literate as required by NASD Rule 4350(d)(2).  The Board has also determined that Mr. Farkas, the Chair of the Audit Committee, is an "audit committee financial expert" as defined by applicable SEC rules and regulations.

The report of the Audit Committee is included on page 26 of this proxy statement.  The charter of the Audit Committee is available in the Corporate Governance section of our website at www.synthetech.com.

Compensation Committee

The Compensation Committee discharges the Board's responsibilities relating to compensation of Synthetech's executives and directors; produces an annual report on executive compensation for inclusion in Synthetech's proxy statement; provides general oversight of Synthetech's compensation structure, including Synthetech's incentive compensation, equity-based awards and other benefits and perquisites; and retains and approves the compensation of any compensation consultants and other compensation experts.  Other specific duties and responsibilities of the Compensation Committee include: reviewing and approving goals and objectives relevant to CEO compensation, evaluating CEO performance and establishing CEO compensation; reviewing and approving goals and objectives relevant to compensation for other executives; reviewing the CEO's assessment of the other executives' performance and approving changes in compensation for the other executives; approving any employment agreements, change in control agreements and termination agreements for executive officers; administering Synthetech's compensation plans, including equity plans, bonus and incentive compensation plans and any deferred savings plans; recommending director compensation to the Board; and annually evaluating the Committee's performance and its charter.

The report of the Compensation Committee is included on page 14 of this proxy statement.  The charter of the Compensation Committee is available in the Corporate Governance section of our website at www.synthetech.com.

Nominating and Governance Committee

The Nominating and Governance Committee discharges the Board's responsibilities relating to Board composition and corporate governance; identifies individuals qualified to become Board members; recommends to the Board director and committee member candidates; monitors compliance with Synthetech's Code of Ethics and Code of Conduct; and oversees the evaluation of the Board and committees.  Other specific duties of the Nominating and Governance Committee include, among others:  periodically reviewing director selection guidelines and recommending to the Board appropriate revisions; monitoring corporate governance developments and recommending changes to the Board; recommending to the Board membership of committees and committee member qualifications; evaluating Board and committee membership limitations, including any tenure guidelines; making recommendations to the Board  concerning the composition, organization and operations of the Board and its committees, including new member orientation and information flow; developing and recommending to the Board a process for periodic review and evaluation of Board, committee and director performance; and annually evaluating the Nominating and Governance Committee's performance and its charter.  The Committee has the authority to obtain assistance from outside advisors in fulfilling its duties and to compensate these advisors.

The Board has determined that each member of the Nominating Committee meets the independence requirements of NASD Rule 4200(a)(15).

The Nominating and Governance Committee's charter is available in the Corporate Governance section of our website at www.synthetech.com.

Consideration of Director Nominees

Shareholder Nominees.  The Nominating and Governance Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under "--Identifying and Evaluating Nominees for Directors." In evaluating those nominations, the Nominating and Governance Committee seeks to achieve a balance of independence, diversity, professional experience, industry knowledge, capability and leadership on the Board.  Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

Synthetech, Inc.
Attn:  Chair, Nominating and Governance Committee
1290 Industrial Way
Albany, OR 97322
(541) 967-6575

In addition, Synthetech's bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting.  For a description of the process for nominating directors in accordance with Synthetech's bylaws, please read "Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?" on page 5.

Director Qualifications.  The Nominating and Governance Committee Charter contains director selection guidelines that apply to Nominating and Governance Committee-recommended nominees for a position on Synthetech's Board.  Under these criteria, members of the Board should have high standards of professional and personal ethics, integrity and values.  They should have relevant experience and ability with respect to making and overseeing policy in business, technology, government or education sectors.  They should be committed to acting in Synthetech's best interests and to objectively assessing Board, committee and management performance.  They should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of Synthetech's business affairs.  Board members should be willing to avoid activities or interests that may create a conflict of interest with the director's responsibilities and duties to Synthetech.

Identifying and Evaluating Nominees for Directors.  The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director.  In the event of a vacancy on the Board, the Nominating and Governance Committee will consider potential candidates for director.  Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year.  As described above, the Committee will consider properly submitted shareholder nominations for candidates for the Board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, the materials will be forwarded to the Nominating and Governance Committee.  The Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.  In evaluating those nominations, the Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of independent directors, at which Synthetech's independent directors meet without the other directors or management present, are held at least two times a year.  The sessions are scheduled and chaired by the Board's Lead Independent Director, who currently is Paul Ahrens.  Any independent director can request that additional executive sessions be scheduled.

Communications with the Independent Directors

Individuals may communicate with the independent directors by mail or fax addressed to:

Synthetech, Inc.
Attn:  Chair, Nominating and Governance Committee
1290 Industrial Way
Albany, OR 97322
Phone: (541) 967-6575
Fax: (541) 812-6036

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Synthetech's executive officers, directors and holders of more than 10% of Synthetech common stock to file reports of ownership and changes in ownership with the SEC.  Synthetech believes that during its fiscal year ended March 31, 2008, all reports required under Section 16(a) were timely filed.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee reviews Synthetech's financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process.  Synthetech's independent registered public accounting firm is responsible for expressing an opinion on the conformity of Synthetech's audited financial statements to generally accepted accounting principles.  In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm Synthetech's audited financial statements.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under applicable accounting standards, including those described by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented.  In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with them their independence from Synthetech and its management.  The Audit Committee has considered the provision of services by Peterson Sullivan PLLC for preparing Synthetech's annual tax returns and for advice regarding tax compliance and planning, and has determined that the provision of such services is compatible with the maintenance of Peterson Sullivan's independence.  Based on its review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Synthetech's Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the SEC.  The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

Audit Committee Report Submitted by:

Howard L. Farkas, Chair
Hans C. Noetzli
Charles B. Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Peterson Sullivan PLLC as Synthetech's independent registered public accounting firm for the fiscal year ending March 31, 2009.  Representatives of Peterson Sullivan PLLC are expected to be present at the annual meeting, to be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee first engaged Peterson Sullivan PLLC on November 9, 2006 as its independent registered public accounting firm, effective as of November 1, 2006, to audit Synthetech's financial statements for the fiscal year ended March 31, 2007.  The audit committee engaged Peterson Sullivan PLLC on June 1, 2007, to audit Synthetech's financial statements for the fiscal year ended March 31, 2008.  Prior to Peterson Sullivan's initial engagement, KPMG LLP served as Synthetech's independent registered public accounting firm until its resignation on September 6, 2006

In connection with KPMG LLP's audit of the interim period through September 6, 2006, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement and (2) no reportable events.

During the interim period ended November 9, 2006, Synthetech did not consult with Peterson Sullivan regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Synthetech's financial statements or (2) any matter that was either the subject of a disagreement or a reportable event (each as described in paragraphs (a)(1)(iv) or (v) of Item 304 of SEC Regulation S-K) in connection with the performance of services by Synthetech's former independent registered public accounting firm.

It is the Audit Committee's policy to pre-approve all auditing services and permitted non-audit services (including fees and the terms thereof) to be performed for Synthetech by the independent registered public accounting firm. The Audit Committee may delegate the authority to grant pre-approvals to subcommittees and may pre-approve services by establishing detailed pre-approval policies and procedures as to a particular service.

All fees to KPMG and Peterson Sullivan PLLC during fiscal years 2007 and 2008 were approved by the Audit Committee.

Fees billed by KPMG LLP for services related to fiscal year 2007 and 2008were as follows:

Services Rendered	Fees
	Fiscal 2007	Fiscal 2008
Audit Fees (1)	$5,000	$5,000
Audit-Related Fees (2)	5,000	5,000
All Other Fees	--	--
Total	$10,000	$10,000

Fees billed by Peterson Sullivan PLLC for fiscal years 2007 and 2008 were as follows:

Services Rendered	Fees
	Fiscal 2007	Fiscal 2008
Audit Fees (1)	$60,000	$60,000
Audit-Related Fees(2)	--	3,000
Tax Fees (3)	6,000	5,000
All Other Fees	--	--
Total	$66,000	$68 ,000
_______________________________

(1)	For professional services for auditing Synthetech's annual financial statements and reviewing the financial statements included in Synthetech's Quarterly Reports on Form 10-Q.
(2)	For professional services for reviewing a Registration Statement on Form S-8 and issuing a related consent.
(3)	For professional services for preparing Synthetech's annual tax returns and for advice regarding tax compliance and planning

APPENDIX A

PROXY	PROXY

SYNTHETECH, INC.
1290 Industrial Way, Albany, OR 97322
Annual Meeting of Shareholders of Synthetech, Inc. to be held on July 24, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The undersigned hereby authorize(s) the Proxies named below to vote on the matters set forth in the Proxy Statement for the Annual Meeting of Shareholders of Synthetech, Inc. to be held on July 24, 2008, as follows:

1.    ELECTION OF DIRECTORS

[  ]  FOR all nominees or, if any named nominee is unable to serve, for a substitute nominee.

[  ]  WITHHOLD AUTHORITY for all nominees

[  ]  FOR ALL EXCEPT (See instructions below).

PAUL C. AHRENS	GREGORY R. HAHN	CHARLES B. WILLIAMS

DANIEL T. FAGAN	DONALD E. KUHLA

HOWARD L. FARKAS	HANS C. NOETZLI

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and cross out the name of each nominee you wish to withhold.

2.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[  ]  FOR the ratification of Peterson Sullivan PLLC as the independent registered public accounting firm for the fiscal year ending March 31, 2009.

[  ]  AGAINST the ratification of Peterson Sullivan PLLC as the independent registered public accounting firm for the fiscal year ending March 31, 2009.

[  ]  ABSTAIN

A-1

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.  ALTHOUGH THE BOARD OF DIRECTORS ANTICIPATES THAT ALL NOMINEES WILL BE AVAILABLE TO SERVE AS DIRECTORS OF SYNTHETECH, INC., IF ANY OF THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS.

The undersigned shareholder(s) hereby appoint(s) Dr. Daniel T. Fagan and Gary A. Weber, and either of them, Proxies with full power of substitution in each and hereby authorize(s) them to represent and vote, as designated above, all the shares of Common Stock held of record by the undersigned on May 23, 2008, at the Annual Meeting of Shareholders of Synthetech, Inc., to be held on July 24, 2008, or any adjournments or postponements thereof.

DATE:________________________________________________

_____________________________________________________
Signature

_____________________________________________________
Signature if held jointly

PLEASE INDICATE ANY CHANGES IN ADDRESS

Please sign name exactly as it appears hereon.  When shares are registered in more than one name, the signatures of all such persons are required.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.  THANK YOU.

A-2